                                                                   EXHIBIT 10.14



                          REAL ESTATE MASTER AGREEMENT


                 This Real Estate Master Agreement (this "Agreement"), dated as of this 6th day of October, 1995, is made by and among RONALD S. HAFT ("RSH") and DART GROUP CORPORATION, a Delaware corporation ("Dart"), and CABOT MORGAN REAL ESTATE COMPANY, a Delaware corporation ("Cabot-Morgan"; together with Dart, the "Dart Parties").

                                  WITNESSETH:

                 WHEREAS, RSH claims to be directly the owner of the partnership interests set forth on Exhibit A-2 in the "CP/Partnerships" named on Exhibit A-1;

                 WHEREAS, RSH claims to own and control, directly or indirectly, the entities named in Exhibit A-3 (the "RSH Entities"), and the RSH Entities claim to be the owners of the partnership interests set forth on Exhibit A-3 in the CP/Partnerships;

                 WHEREAS, Herbert H. Haft ("HHH") claims to own certain CP/Partnership Interests owned by RSH or the RSH Entities, and the ownership structure of the CP/Partnerships alleged by HHH is listed on Exhibit A-5 (the "Disputed Partnership Interests");

                 WHEREAS, Cabot-Morgan and each CP/Partnership are joint venture partners in the entities named in Exhibit A-4 (the "Joint Ventures") and each Joint Venture is the direct or indirect owner of the "Property" ascribed to it on Exhibit B;

                 WHEREAS, Dart and RSH are adverse parties in the lawsuits captioned Ronald S. Haft v. Dart Group Corporation, Delaware Chancery Court, CA-13736 and Alan R. Kahn and the Tudor Trust v. Herbert Haft, Del. Ch. C.A. No. 13154 and, simultaneously with the execution and delivery of this Agreement, have entered into that certain Settlement Agreement of even date herewith pursuant to which Dart and RSH have agreed to settle such lawsuits on the terms, and subject to the conditions, set forth therein (the "Settlement Agreement");

                 WHEREAS, each of Dart and RSH, as a condition to entering into the Settlement Agreement, has required that the other party execute and deliver this Agreement and the documents, agreements and instruments to be delivered pursuant to this Agreement;

                 NOW, THEREFORE, in consideration of the premises and of the mutual promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RSH, Dart and Cabot-Morgan hereby agree as follows:
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                            ARTICLE 1.  DEFINITIONS


                 Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Settlement Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth below unless the context clearly requires otherwise:

                 1.1 Attributed Interest. Shall mean a projected amount of interest which would accrue, at a simple rate of interest of 6.0% per annum, on (i) the Escrow Funds in the C-M Escrow Account from the date of calculation through the Termination Date and (ii) the Escrow Funds in the RSH Escrow Account from the date of calculation through the earlier of (A) the date which is 30 months after the date of calculation or (B) the date which is 30 months after the date on which an aggregate $5 million has been deposited into the RSH Escrow Account.

                 1.2 C-M Escrow Account. Shall have the meaning ascribed to it in Section 3.3.

                 1.3 Cabot-Morgan Retention. Shall mean, collectively, the Escrow Funds, plus the Attributed Interest.

                 1.4 Escrow Accounts. Shall mean, collectively, the C-M Escrow Account and the RSH Escrow Account.

                 1.5 Escrow Funds. Shall mean the amounts, if any, on deposit from time to time in the C-M Escrow Account and the RSH Escrow Account including any interest credited to such accounts.

                 1.6 Liquidated Reserved Obligations. Shall have the meaning ascribed to it in Section 5.1.

                 1.7 Obligations. Shall have the meaning ascribed to it in Section 3.5.

                 1.8 RSH Available Funds. Shall mean the amount, if any, by which the Cabot-Morgan Retention exceeds the sum of (i) the Reserved Obligations and (ii) the Warehouse Reserve.

                 1.9 RSH Escrow Account. Shall have the meaning ascribed to it in Section 3.1.

                 1.10 Reserved Obligations. Shall have the meaning ascribed to it in Section 4.1(a).

                 1.11 Retained Distributions. Shall have the meaning ascribed to it in Section 3.3.

                 1.12 Settlement Funds. Shall have the meaning ascribed to it Section 8.2(a).





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                 1.13     Termination Date.  Shall mean October 6, 2000.

                 1.14 Warehouse Funds. Shall mean the amount, if any, up to an aggregate $31,000,000.00 of RSH Available Funds after the first $16 million of RSH Available Funds, if any.

                 1.15 Warehouse Reserve. Shall have the meaning ascribed to it in Section 7.1.


                              ARTICLE 2. CLOSING.


                 2.1      Closing Transactions.    In order to effectuate the
transactions contemplated by the Settlement Agreement, the following documents and instruments (together with this Agreement, the "Master Agreement Documents") shall be executed and delivered, in form and substance reasonably satisfactory to both parties, at the closing of such transactions which shall occur on the date hereof at the offices of Jones, Day, Reavis & Pogue, 1450 G Street, NW, Washington, D.C. 20005 (the "Closing"). Dart hereby agrees that it will cause Cabot-Morgan to execute and deliver to RSH such Master Agreement Documents as to which Cabot-Morgan is a party.

                 (a) Cabot-Morgan shall execute and deliver to RSH, and RSH shall execute and deliver, or cause to be executed and delivered, to Cabot-Morgan, the amended and restated joint venture agreements of CM/CP Greenbriar Office Joint Venture, CM/CP Greenbriar Retail Joint Venture, CM/CP Bull Run Joint Venture, CM/CP Greenway Center Joint Venture and CM/CP Briggs Chaney Plaza Joint Venture in the forms attached as Exhibit C-1, C-2, C-3, C-4 and C-5 (collectively, the "JV Agreements");

                 (b) RSH shall have executed and delivered, or caused to be executed and delivered, to the Dart Parties, the Pledge of Undisputed Partnership Interests and the Pledge of Disputed Partnership Interests in the forms attached as Exhibits D-1 and D-2 and the Partnership Stock Pledge Agreement in the form attached as Exhibit D-3 (collectively, the "Pledge Agreements");

                 (c) the Dart Parties shall execute and deliver to RSH and SettlementCorp ("Escrow Agent") and RSH shall execute and deliver, or cause to be executed and delivered, to the Dart Parties and Escrow Agent, the Escrow and Security Agreement in the form attached as Exhibit E (the "Escrow Agreement");

                 (d) RSH shall execute and deliver, or cause to be executed and delivered, to the Dart Parties UCC-1 financing statements evidencing the encumbrances granted pursuant to the Pledge Agreements, the Escrow Agreement and the other Settlement Documents (as defined in Section 3.5), and Cabot-





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         Morgan shall deliver to RSH UCC-1 financing statements evidencing
         Cabot-Morgan's obligation to pay certain distributions from the Joint Ventures into the C-M Escrow Account;

                 (e) The Dart Parties shall execute and deliver to RSH, and RSH shall execute and deliver, or cause to be executed and delivered, to the Dart Parties, the Purchase Agreement [Pennsy Drive Warehouses] ("Warehouse I Purchase Agreement"), the Purchase Agreement [Warehouse Partnership Interests] ("Warehouse II Purchase Agreement")and the Disputed Partnership Interest Purchase Agreement [Warehouses] ("Warehouse III Purchase Agreement"), each of even date herewith in the form attached as Exhibits F-1, F-2 and F-3 (the "Warehouse Purchase Agreements") pursuant to which RSH has agreed to convey or cause to be conveyed to Dart or its designees certain interests in the entities named in Exhibit G-1 (the "Warehouse Partnerships") and/or the properties set forth on Exhibit G-2 (the "Warehouse Properties"); and the Dart Parties shall execute and deliver to RSH, and RSH shall execute and deliver, or cause to be executed and delivered, to the Dart Parties, each of the agreements, documents or instruments that are to be delivered pursuant thereto (collectively with Warehouse Purchase Agreements, the "Warehouse Documents");

                 (f) RSH shall cause each Property Owning Entity (as defined in Exhibit A-4) to execute and deliver to the Dart Parties a Guaranty in the form attached as Exhibit H (the "Guaranties") and RSH shall cause Combined Properties/Greenbriar Office Limited Partnership to execute and deliver to the Dart Parties the Indemnity Deed of Trust with respect to the Property owned by Combined Properties/Greenbriar Office Limited Partnership (the "Indemnity Deed of Trust") in the form attached as Exhibit I; and

                 (g) RSH shall cause CM/CP Bull Run Joint Venture to execute and deliver to Cabot-Morgan, and Cabot-Morgan shall execute and deliver to CM/CP Bull Run Joint Venture, the Amendment to Loan Agreement in the form attached as Exhibit J-1 (the "Loan Amendment") and Cabot-Morgan shall execute and deliver to RSH the Allonge, the Assignment of Deed of Trust and the Assignment of Loan Documents in the form attached as Exhibit J-2.

                 2.2 Post-Closing Transactions. (a) Promptly after the Closing, RSH shall deliver, or cause to be delivered, to the Dart Parties all such consents, waivers or approvals, if any, as are required pursuant to the loan documents relating to any loan to any Joint Venture, Greenbriar Limited Partnership (as defined in Exhibit A-4), CP/Partnership or with respect to any Property (as each such loan and loan document is set forth on Exhibit K) (the "Underlying Loan Documents"). Upon the request of the Dart Parties and subject to receiving any consent of lenders required





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under the Underlying Loan Documents, RSH shall cause each Property Owning
Entity (other than Combined Properties/Greenbriar Office Limited Partnership) to execute and deliver an Indemnity Deed of Trust with respect to the Property owned by each such Property Owning Entity substantially in the form attached as
Exhibit I. RSH shall, and shall cause the Property Owning Entities to, cooperate with the Dart Parties in securing any consents by lenders required under the Underlying Loan Documents to the Property Owning Entities entering into such Indemnity Deeds of Trust. Any costs or expenses charged by such lenders in connection with such consents shall be paid by the Dart Parties. Cabot-Morgan hereby consents to and authorizes the managing general partners of the Joint Ventures to execute and deliver, or cause to be executed and delivered, any Settlement Documents (as defined in Section 3.5) to be executed by the Joint Ventures or the Greenbriar Limited Partnerships (as defined in Exhibit A-4).

                 (b) In the event RSH proposes that any Joint Venture owning a Property in Virginia be converted into a limited partnership, Cabot-Morgan agrees to review promptly any such proposal and not to unreasonably withhold its consent thereto. Any limited partnership agreement proposed to effect such conversion shall be on substantially the same terms as the JV Agreement for such Joint Venture with such changes as are appropriate to reflect a limited partnership structure.


          ARTICLE 3.  ESCROW ACCOUNTS; SECURITY INTERESTS; OBLIGATIONS


                 3.1 RSH Escrow Account; Security Interests. (a) RSH hereby agrees that in the event any Joint Venture or Property is sold RSH will cause the distributions or sale proceeds described in Section 3.1(b) to be paid to the escrow account (the "RSH Escrow Account") maintained by Escrow Agent under the Escrow Agreement to receive payments from the RSH Obligors (as defined in Section 3.5). All such funds shall be held in the RSH Escrow Account pursuant to the Escrow Agreement and released from the RSH Escrow Account on the terms, and subject to the conditions, set forth in the Escrow Agreement and Sections 6.1(b), 8.1 and 9.2. Pursuant to the Escrow Agreement, RSH will pledge and grant a security interest in, and will cause each RSH Entity to pledge and grant a security interest in, the RSH Escrow Account, as security for the Obligations.

                 (b) The obligation under Section 3.1(a) to deposit distributions or sales proceeds into the RSH Escrow Account shall apply to any distributions or sales proceeds which are directly or indirectly receivable by any RSH Obligor upon any sale of any Joint Venture or Property which occurs after any two of the Joint Ventures or Properties have been sold (including that such obligation applies to any group or series of sales after which the number of Joint Ventures or Properties sold would exceed two). Upon any such sale the RSH Obligor entitled to receive distributions or sale proceeds shall pay into the RSH Escrow Fund





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the portion of the funds receivable by such RSH Obligor that is equal to the product of $5.0 million multiplied by the quotient of the Stipulated Value (as defined below) with respect to the Joint Venture or Property being sold divided by the Stipulated Value of the Joint Ventures or Properties not yet sold (including any Joint Venture or Property then being sold) multiplied by one hundred ten percent (110%); provided, however, that upon the sale of the last Property to be sold the RSH Obligor or RSH Obligors entitled to receive distributions or sale proceeds shall pay into the RSH Escrow Fund such amount as is necessary so that the aggregate distributions or sales proceeds deposited into the RSH Escrow Account is at least $5.0 million; provided, further, that in the event the pledge pursuant to the Pledge Agreements by any RSH Obligor shall become wholly or partially invalid or unenforceable, upon the sale of any Joint Venture or Property the RSH Obligors entitled to receive distributions or sale proceeds as a consequence of any such sale shall deposit all such distributions or sales proceeds into the RSH Escrow Account until the aggregate distributions or sales proceeds deposited into the RSH Escrow Account is at least $5.0 million (taking into account, if applicable, reductions in the amount on deposit as a consequence of any refund or repayment arising in connection with any invalidation or unenforceability). The "Stipulated Value" of each Property and Joint Venture is the value set forth opposite the name of such Joint Venture on Exhibit L.

                 (c)  Subject to the second proviso of the second sentence of
Section 3.1(b), the obligation under this Section 3.1 to make payments into the RSH Escrow Account shall terminate on the earlier to occur of (i) such time as the cumulative distributions or sales proceeds deposited into the RSH Escrow Account equal $5.0 million, (ii) the date on which the Reserved Obligation described under Section 4.1(a)(iv) shall cease in its entirety to be a Reserved Obligation pursuant to Section 4.1(b)(iv) or (iii) the date on which the Escrow Funds, plus Escrow Attributed Interest (as defined below) exceeds the sum of the aggregate amount of (A) the Reserved Obligations and (B) the Warehouse Reserve. For purposes of this Section 3.1(c) "Escrow Attributed Interest" shall mean a projected amount of interest which would accrue at a simple rate of interest of 6.0% per annum on (i) the Escrow Funds in the C-M Escrow Account from the date of calculation through the Termination Date and (ii) the Escrow Funds in the RSH Escrow Account from the date of calculation through the date which is 30 months after the date of calculation.

                 3.2 Limits on Pledge and Assignment. It is intended that the assignments and security interests created under the Escrow Agreement and the Pledge Agreements are pledges of general intangibles governed by Section 9-318 of the Uniform Commercial Code, as adopted in any jurisdiction relevant to this Agreement. However, if and to the extent the provisions of the Escrow Agreement or any Pledge Agreement would allow any other partner in any Joint Venture, Greenbriar Limited Partnership, CP/Partnership or RSH Obligor to invoke a right of first offer or





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first refusal with respect to any such interest and such other partner indicates a desire to do so, then, without further action by the parties hereto, the provisions of the Escrow Agreement and/or such Pledge Agreement shall be suspended immediately with respect to such interest, and, if necessary, shall become null and void, with respect to such interest until such time, if any, as such right of first offer or first refusal is no longer applicable or waived.

                 3.3 C-M Escrow Account. The parties hereto hereby agree that in the event any Joint Venture or Property is sold Cabot-Morgan will cause up to a maximum cumulative aggregate amount of $47.0 million of (i) distributions received by Cabot-Morgan from any Joint Venture from proceeds of such sales or (ii) the proceeds of such sales received by Cabot-Morgan for selling its interest in any Joint Venture (the "Retained Distributions") to be deposited into the escrow account (the "C-M Escrow Account") maintained by Escrow Agent under the Escrow Agreement to receive payments from Cabot-Morgan. The foregoing obligation shall apply only to distributions or proceeds receivable by Cabot-Morgan following receipt by Cabot-Morgan of $2.0 million from the sale of the first one or more Joint Ventures, or Properties to be sold after the Closing.

                 3.4 Cabot-Morgan Retention. The parties hereto agree that the Retained Distributions which are to be placed into the C-M Escrow Account plus the amounts placed into the RSH Escrow Account are to constitute a reserve for the Reserved Obligations and the Warehouse Reserve and so long as they remain in reserve, are available to satisfy the payment when due and payable of the Obligations.

                 3.5      Obligations.   RSH hereby acknowledges and agrees
that the Cabot-Morgan Retention shall secure the prompt payment, performance and observance of all present and future debts, obligations and liabilities of RSH, or any other obligor controlled by RSH (collectively with RSH, the "RSH Obligors"), under this Agreement, the other Master Agreement Documents, the Settlement Agreement and each other agreement, document or instrument to be executed and delivered in connection with any of the foregoing (collectively, the "Settlement Documents") arising pursuant to, or on account of, the Settlement Documents, including, without limitation, the obligations of the RSH Obligors to Dart (on its own behalf and as agent and bailee for itself and Cabot-Morgan), Cabot-Morgan and/or any collateral agent, bailee or escrow agent acting on behalf of Dart or Cabot-Morgan (i) to pay any indemnification obligation under this Agreement or any other Settlement Document, and any and all other sums due (including applicable interest thereon) at any time thereunder, (ii) to pay principal of, interest on, and all other amounts payable pursuant to, the $27.4 Million Note, the $37 Million Note and the $11.6 Million Note (as such terms are defined in the Settlement Agreement), including any amendment, extension or renewal thereof, or any exchange or substitution therefor, and (iii) to pay all other amounts, and perform,





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observe and comply with all of the terms, covenants and conditions which are to be performed, observed or complied with by the RSH Obligors under any Settlement Document (collectively, the "Obligations").

                        ARTICLE 4.  RESERVED OBLIGATIONS


                 4.1      Reserved Obligations.

                 (a) For purposes of this Agreement the parties hereto stipulate and agree that the amount of the "Reserved Obligations" at any time shall equal the aggregate amount of the following as calculated from time to time:

                 (i) the outstanding principal of and all other amounts (other than interest) payable pursuant to, the $11.6 Million Note;

                 (ii) $5.0 million, plus accrued but unpaid interest on such amount, relating to the RSH Contested Class A Shares which are subject to a claim of ownership by Robert M. Haft ("RMH"), Linda G. Haft ("LGH") and HHH;

                 (iii) $2.8 million, plus accrued but unpaid interest on such amount, relating to the RSH Pledged Class A Shares which are subject to a pledge to First Union National Bank or any affiliate, successor or assign thereof; and

                 (iv) $24.2 million, plus accrued but unpaid interest on such amount, payable in the event that a court of competent jurisdiction enters a final order or grants equitable relief, in the Rescission Action or otherwise, the effect of which is that HHH's sale of the Redemption Class B Shares to RSH is or has been rescinded, that Dart has not received a valid and effective assignment and transfer of the Redemption Class B Shares from RSH as of the date hereof or that the Redemption Class B Shares (or shares substituted therefor) must be returned or delivered to HHH or RSH (the "Rescission Claim"), subject to the conditions and limitations set forth in Section 5.3(c) of the Settlement Agreement.

                 (b) For purposes hereof, the parties hereto stipulate and agree that each Reserved Obligation shall be reduced or cease to be a Reserved Obligation if and to the extent the conditions set forth below for such Reserved Obligation are satisfied.

                 (i) $11.6 Million Note. The Reserved Obligation relating to the $11.6 Million Note shall be reduced by the aggregate amount of principal of the $11.6 Million Note received by Dart and shall cease to be a Reserved Obligation at such time as all principal or other amounts (other than interest) payable under the $11.6 Million Note are paid in full.





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
                 (ii) RSH Contested Class A Shares. The amount of the Reserved Obligation relating to the RSH Contested Class A Shares shall be reduced or cease to be a Reserved Obligation if:

                          (A) An order of a court of competent jurisdiction has been entered pursuant to which RSH has been determined to be the owner of the RSH Contested Class A Shares as against claims to the RSH Contested Class A Shares by RMH, LGH and HHH, and the decision has become final after the period for appealing such decision has expired; or

                          (B) The statute of limitations on any claim of RMH, LGH and HHH to the RSH Contested Class A Shares has lapsed and no claim with respect thereto has been filed and is pending with any court.

         In the event only a portion of the RSH Contested Class A Shares are determined to be owned by RSH as provided in clause (A), the Reserved Obligation relating to the RSH Contested Class A Shares shall be reduced by an amount equal to the number of shares so owned by RSH multiplied by the Buy/Sell Class A Share Price (as defined in the Buy/Sell/Offering Agreement).

                 (iii) RSH Pledged Class A Shares. The amount of the Reserved Obligation relating to the RSH Pledged Class A Shares shall be reduced or cease to be a Reserved Obligation if:

                          (A) The RSH Pledged Class A Shares shall be free and clear of any lien, security interest, pledge, hypothecation, mortgage, deed of trust, conditional sale or other title retention agreement, claim, charge, tax assessment, encumbrance or other restriction of any kind or character ("Lien") of First Union National Bank, or any affiliate, successor or assigns thereof; or

                          (B) Dart shall own the loans which are secured by the Lien on the RSH Pledged Class A Shares and RSH shall have paid the principal amount of, and all accrued interest on, $1,494,945 of such loans and 21.36% of all other amounts due and payable in connection with such loans.

         In the event only a portion of the RSH Pledged Class A Shares become free of all Liens as provided in clause (A), the Reserved Obligation relating to the RSH Pledged Class A Shares shall be reduced by an amount equal to the number of shares free of Liens multiplied by the Buy/Sell Class A Share Price (as defined in the Buy/Sell/Offering Agreement). In the event only a portion of the balance of the loan is paid by RSH as provided in clause (B), the Reserved

         Obligation relating to the RSH Pledged Class A Shares shall be equal to the amount of principal of, interest on, and all other amounts due and payable in connection with, such loan outstanding from time to time.

                 (iv) Rescission Claim.  (A)   The amount of the Reserved
         Obligation relating to the Rescission Claim shall be reduced by the amount of funds, if any, Dart receives with respect to any repayment by HHH of any and all payments made by or on behalf of RSH to HHH as consideration for acquiring the Redemption Class B Shares, including the payments to HHH of amounts under the HHH Note.

                 (B)  (i) The Reserved Obligation relating to the
         Rescission Claim shall cease to be a Reserved Obligation if the Rescission Action has been dismissed with prejudice or an order of a court of competent jurisdiction has been entered, in either case pursuant to which RSH has been determined to be the owner of the Redemption Class B Shares as against claims to the ownership of, or authority to vote, the Redemption Class B Shares or shares issued in substitution therefor by HHH, such dismissal or order has become final after the period for appealing such dismissal or order has expired, and no other claim seeking the rescission of the sale from HHH to RSH of the Redemption Class B Shares or shares issued in substitution therefor and/or the right to own or vote the Redemption Class B Shares or shares issued in substitution therefor has been filed and is pending with any court.

                 (ii) The Reserved Obligation relating to the Rescission Claim shall be reduced by $16.2 million in the event a court of competent jurisdiction enters an order the effect of which is that RSH has been determined to be the owner of the Redemption Class B Shares as against claims to the ownership of the Redemption Class B Shares by HHH, but RSH may not assign and transfer the Redemption Class B Shares or shares issued in substitution therefor during HHH's lifetime (or until the termination of the proxy granted by RSH to HHH in July 1993 to vote the Redemption Class B Shares), such order has become final after the period for appealing such order has expired without an appeal having been filed, and no other claim seeking the rescission of the sale from HHH to RSH of the Redemption Class B Shares and/or the right to own or vote the Redemption Class B Shares or shares issued in substitution therefor has been filed; provided, however, that in such event the remaining $8.0 million of the Reserved Obligation relating to the Rescission Claim shall cease to be a Reserved Obligation if and when the Redemption Class B Shares are transferred to Dart as provided for in Section 1.1(f) of the Settlement Agreement.

                 (C) Notwithstanding the foregoing, the Reserved Obligation relating to the Rescission Claim shall remain in effect in its entirety so long as RSH remains obligated to deliver the Redemption Class B Shares to Dart pursuant to Section 5.3(c) of the Settlement Agreement.


        ARTICLE 5.  LIQUIDATED OBLIGATIONS; DUE AND PAYABLE OBLIGATIONS


                 5.1 Liquidated Reserved Obligations. (a) For purposes of releasing Escrow Funds for the payment of Obligations as provided in Section 6.1, the parties hereto stipulate and agree that each Reserved Obligation shall be deemed "due and payable" and therefore constitute a "Liquidated Reserved Obligation" as provided below.

                 (1) $11.6 Million Note. The Reserved Obligation relating to the $11.6 Million Note shall become due and payable (A) when any prepayment of the $11.6 Million Note is required by paragraph 5.b. or 5.c. thereof and/or (B) on the maturity date of the $11.6 Million Note.

                 (2) RSH Contested Class A Shares. The Reserved Obligation relating to any RSH Contested Class A Shares shall become due and payable (A) when payment is required under Section 5.2 of the Settlement Agreement, (B) when any prepayment of the $37 Million Note is required by paragraph 5.b. thereof if prior to the time of the closing of the purchase and sale of Buy/Sell Class A Shares (as defined in the Buy/Sell Offering Agreement) pursuant to the Buy/Sell/Offering Agreement, a court of competent jurisdiction has determined that RSH is not the owner of all or a portion of the RSH Contested Class A Shares, and the period for appealing such decision has expired without an appeal having been filed and/or (C) on the Termination Date. In the event a court determines that RSH owns only a portion of the RSH Contested Class A Shares, the Reserved Obligation relating to the RSH Contested Class A Shares shall become due and payable in an amount equal to the number of such RSH Contested Class A Shares not owned by RSH multiplied by the Buy/Sell Class A Share Price (as defined in the Buy/Sell/Offering Agreement).

                 (3) RSH Pledged Class A Shares. The Reserved Obligation relating to any RSH Pledged Class A Shares shall become due and payable (A) when any prepayment of the $37 Million Note is required by paragraph 5.b. thereof if at the time of the closing of the purchase and sale of Buy/Sell Class A Shares (as defined in the Buy/Sell/Offering Agreement) pursuant to the Buy/Sell/Offering Agreement, RSH no longer owns all the RSH Pledged Class A Shares, (B) when any prepayment of the $37 Million Note is required by paragraph 5.c. thereof and/or (C) on the Termination Date. In the event the secured party holding a Lien on the RSH Pledged Class A Shares sells or otherwise disposes of only a portion of the RSH Pledged Class A Shares, the Reserved Obligation relating to the RSH Pledged Class A Shares shall become due and payable in an amount equal to the number of RSH Pledged Class A Shares so sold or disposed of multiplied by the Buy/Sell Class A Share Price (as defined in the Buy/Sell/Offering Agreement).

                 (4) Rescission Claim. The Reserved Obligation relating to the Rescission Claim shall become due and payable (A) when and to the extent payment is required as provided in Sections 5.3(b)(ii) and 5.3(c) of the Settlement Agreement (excluding the payments required under the $37 Million Note described in such sections), (B) when any prepayment of the $37 Million Note is required by paragraph 5.d. thereof and/or (C) on the Termination Date.

                 (b) Except as provided in the following sentence, any Obligation other than the Reserved Obligations shall be deemed "due and payable" in accordance with the terms and conditions specified in the Settlement Document under which such Obligation arises. Any Obligation arising
(i) under Article 4 of the Settlement Agreement (or other indemnity of general application set forth in any other Settlement Document) for indemnification by RSH or any RSH Obligor for a breach of representation, warranty, covenant or agreement in the Settlement Documents or (ii) the failure of RSH or any other RSH Obligor to perform, observe or comply with any term, covenant or condition to be performed, observed or complied with under the Settlement Documents shall be deemed "due and payable" only when a court of competent jurisdiction decides that RSH is obligated to pay such Obligation and the period for appealing such decision has expired without an appeal having been filed; provided, however, that clause (ii) above shall not apply to payments under the $37 Million Note, the $27.4 Million Note, the $11.6 Million Note or the Buy/Sell/Offering Agreement or the payment of any specific amount which any Settlement Document specifies as due and payable on a specified date or upon the occurrence of specified events or conditions.

         (c) Subject to the provisions of Section 6.1(b), Dart, in its sole discretion, may determine the order of application to the Obligations of funds released from the Escrow Funds to Dart and/or Cabot-Morgan. The failure to prepay all or any portion of any prepayment obligation under the $27.4 Million Note, the $37 Million Note or the $11.6 Million Note from available Escrow Funds as a consequence of Dart applying such Escrow Funds to other Obligations shall not constitute an Event of Default (as defined in such promissory notes) arising from a failure by RSH to pay when due principal of and interest on any such required prepayment on the $27.4 Million Note, the $37 Million Note or the $11.6 Million Note.

              ARTICLE 6.  RELEASE OF ESCROW FUNDS TO CABOT MORGAN


                 6.1 Escrow Release. (a) Funds deposited into the C-M Escrow Account shall be held for purposes of satisfying claims for any Obligation and in the event any Obligation becomes due and payable in accordance with the provisions of Section 5.1 (including any Reserved Obligation becoming a Liquidated Reserved Obligation), funds on deposit in the C-M Escrow Account shall be paid over to Cabot-Morgan and/or Dart and applied to the payment of such Obligation.

         (b) Funds deposited into the RSH Escrow Account shall be held for purposes of satisfying claims for the Reserved Obligation described under
Section 4.1(a)(iv) and in the event such Reserved Obligation becomes a Liquidated Reserved Obligation, the funds on deposit in the RSH Escrow Account shall be paid over to Dart and applied to the payment of such Liquidated Reserved Obligation before any funds on deposit in the C-M Escrow Account are paid over to Dart as payment of such Liquidated Reserved Obligation. In the event the funds on deposit are less than $5.0 million, all additional funds thereafter deposited in the RSH Escrow Account shall be paid over to Dart and/or Cabot-Morgan and applied to payment of such Liquidated Reserved Obligation or any other Obligation which becomes due and payable before any funds on deposit in the C-M Escrow Account are applied to such Liquidated Reserved Obligation or any other Obligation.


               ARTICLE 7.  PROVISIONS RELATING TO THE WAREHOUSES


                 7.1      Warehouse Reserve.    (a)  Pursuant to the Warehouse
Purchase Agreements, RSH has agreed either (i) to cause the leases between the current owners of the Warehouse Properties and Dart and/or Trak to be amended as set forth in the Warehouse Purchase Agreements (the "Lease Amendments") and/or (ii) to convey certain rights related to, or interests in, the Warehouse Partnerships. RSH hereby agrees that the C-M Escrow Account shall be used as a reserve, for the benefit of the Dart Parties, in the amount of $31.0 million to insure that Dart and/or Trak realize at least $31.0 million of the benefits intended to be provided to Dart and/or Trak by the Warehouse Purchase Agreements (the "Warehouse Reserve").

                 (b) The benefits intended to be provided to Dart, Trak or Dart's designees under the Warehouse Purchase Agreements may be provided by means of (i) the Lease Amendments, (ii) the conveyance of "Prospective Economic Benefits" pursuant to the Warehouse Purchase Agreements, (iii) the purchase and sale of "Interim Partnership Interests", "Interim Economic Interests", "Remainder Partnership Interests" and "Remainder Economic Interests" pursuant to the Warehouse Purchase Agreements and/or (iv) the reimbursement by RSH to the Dart Parties of any fees under the management contracts (the "Management Agreements") for the Warehouse Properties between the current owner of the Warehouse Properties and Combined Properties Incorporated ("CPI") which are paid by the Dart Parties or any Warehouse Partnership. To the extent any distributions or other payments (excluding interest) are received by Dart, Trak or Dart's designees as a consequence of the foregoing transactions contemplated by the Warehouse Documents, any amounts so received shall reduce the amount of the Warehouse Reserve.

                 7.2 Reductions in Warehouse Reserve. The Warehouse Reserve shall be reduced at such times and to the extent provided below.

                 (a) Pennsy Warehouse I. The Warehouse Reserve shall be reduced in the amount of:

                          (i) $4,800,000 if RSH shall have caused the execution
                 and delivery of the Lease Amendment for Pennsy Warehouse I and such Lease Amendment shall be in full force and effect, and either:

                                  (X)      an order of a court of competent
                          jurisdiction has been entered pursuant to which such Lease Amendment shall have been determined to be binding and enforceable against 3301 Pennsy Drive Associates in a lawsuit brought by any partner in 3301 Pennsy Drive Associates (other than RSH) seeking to rescind such Lease Amendment or seeking damages for the portion of such partner's partnership percentage of the amount by which rent payable under the lease has been reduced by such Lease Amendments, and the period for appealing such order shall have expired without an appeal having been filed; or

                                  (Y)      the statute of limitations
                          applicable to any lawsuit described in clause (X) above shall have lapsed and no claim with respect thereto shall have been filed and be pending with any court.

                          (ii) $1,440,000 if the conditions set forth in the
                 foregoing clause (i) shall have not been satisfied, but RSH shall have caused the execution and delivery of the Lease Amendment for Pennsy Warehouse I and such Lease Amendment shall be in full force and effect, and an order of a court of competent jurisdiction has been entered (A) pursuant to which such Lease Amendment shall have been determined to be binding and enforceable against 3301 Pennsy Drive Associates (other than RSH) and (B) awarding damages to a partner (other than
                 RSH) not in excess of the portion of such partner's partnership percentage of the amount by which rent payable under the lease has been reduced by such

                 Lease Amendments, and the period for appealing such order shall have expired without an appeal having been filed.

                          (ii) $1,440,000 if the conditions set forth in the
                 foregoing clauses (i) through (ii) shall have not been satisfied, but RSH shall have conveyed the "Remainder Partnership Interest" and the "Remainder Economic Interest" in 3301 Pennsy Drive Associates to Dart pursuant to Sections 4 and 12 of the Warehouse II Purchase Agreement and at least 20% of the partnership interests in 3301 Pennsy Drive Associates being conveyed to Dart as the "Disputed Partnership Interest" and the "Disputed Economic Interest" pursuant to Sections 1 and 7 of the Warehouse III Purchase Agreement and such conveyances shall be in full force and effect, and:

                          either:

                                  (X)      an order of a court of competent
                          jurisdiction has been entered pursuant to which all such conveyances in 3301 Pennsy Drive Associates shall have been determined to be binding and enforceable against 3301 Pennsy Drive Associates and the partners therein in a lawsuit brought by any partner in 3301 Pennsy Drive Associates (other than
                          RSH) seeking to rescind such conveyance and admission, and the period for appealing such order shall have expired without an appeal having been filed; or

                                  (Y)      the statute of limitations
                          applicable to any lawsuit described in clause (X) above shall have lapsed and no claim with respect thereto shall have been filed and be pending with any court.

                 (b) Pennsy Warehouses II, III and III Addition. The Warehouse Reserve shall be reduced in the amount of:

                          (i) $18,200,000 if RSH shall have conveyed fee title to Pennsy Warehouses II, III, and III Addition to Pennsy Newco (as such term is defined in the Warehouse I Purchase Agreement) pursuant to Section 1 of the Warehouse I Purchase Agreement, the covenant relating to the delivery of "Prospective Economic Benefits" in Pennsy Newco to Dart pursuant to Section 2 of the Warehouse I Purchase Agreement shall be in full force and effect, Pennsy Newco shall have received title insurance with respect to such Warehouse Properties as required by Section 7.1 of the Warehouse I Purchase Agreement, and all other conditions required by
                 Section 11 of the Warehouse I Purchase Agreement with respect to Pennsy Warehouses II, III and III Addition shall have been performed.

                          (ii) $12,133,333 if the conditions set forth in the foregoing clause (i) shall have not been satisfied, but RSH shall have conveyed fee title to Pennsy Warehouses II, III and III Addition to Pennsy Newco pursuant to Section 1 of the Warehouse I Purchase Agreement, and the conveyance of the "Remainder Interest" and the "Remainder Economic Interest" in Pennsy Newco to Dart pursuant to Section 3 of the Warehouse I Purchase Agreement shall be in full force and effect.

                 (c) 75th Avenue Headquarters and 75th Avenue Wooded Lot. The Warehouse Reserve shall be reduced in the amount of:

                          (i) $15,550,000 if the U.S. Bankruptcy Court for the District of Maryland, Southern Division (the "Bankruptcy Court") shall have entered a Final Order (defined below) approving the Plans of Reorganization for the 75th Avenue Headquarters and the 75th Avenue Wooded Lot (as such terms are defined in the Warehouse II Purchase Agreement) in accordance with the requirements of the Warehouse II Purchase Agreement and such Plans of Reorganization shall have been fully implemented in accordance with their respective terms. For purposes of this Section 7.2, "Final Order" shall mean an order by the applicable court as to which (a) no appeal has been taken or motion for reconsideration filed and the time period for any such filing shall have expired, or (b) if an appeal has been taken or reconsideration sought, no stay of such order pending appeal or motion for reconsideration shall have been obtained; or

                          (ii) $15,550,000 if the conditions set forth in the
                 foregoing clause (i) shall have not been satisfied, but RSH shall have caused the execution and delivery of the Lease Amendments for 75th Avenue Headquarters and 75th Avenue Wooded Lot and such Lease Amendments shall be in full force and effect, and either:

                                  (X)       an order of a court of competent
                          jurisdiction has been entered pursuant to which such Lease Amendments shall have been determined to be binding and enforceable against Seventy-Fifth Avenue Associates in a lawsuit brought by any partner in Seventy-Fifth Avenue Associates (other than RSH) seeking to rescind such Lease Amendments or seeking damages for the portion of such partner's partnership percentage of the amount by which rent payable under the lease has been reduced by such Lease Amendments, and the period for appealing such order shall have expired without an appeal having been filed; or

                                  (Y)      the statute of limitations
                          applicable to any lawsuit described in clause (X) above shall have lapsed and no claim with respect thereto shall have been filed and be pending with any court.

                          (iii) $10,366,667 if the conditions set forth in the
                 foregoing clauses (i) through (ii) shall have not been satisfied, but RSH shall have caused the execution and delivery of the Lease Amendments for 75th Avenue Headquarters and 75th Avenue Wooded Lot and such Lease Amendments shall be in full force and effect, and an order of a court of competent jurisdiction has been entered (A) pursuant to which such Lease Amendments shall have been determined to be binding and enforceable against Seventy-Fifth Avenue Associates and (B) awarding damages to any partner (other than RSH) not in excess of the portion of such partner's partnership percentage of the amount by which rent payable under the lease has been reduced by such Lease Amendments, and the period for appealing such order shall have expired without an appeal having been filed; or

                          (iv) $10,366,667 if the conditions set forth in the
                 foregoing clauses (i) through (iii) shall have not been satisfied, but the conveyance of the "Remainder Partnership Interest" and the "Remainder Economic Interest" in Seventy-Fifth Avenue Associates to Dart pursuant to Sections 4 and 12 of the Warehouse II Purchase Agreement and the conveyance of at least one-half of the 66-2/3% of the "Disputed Economic Interest" in Seventy-Fifth Avenue Associates pursuant to Sections 1 and 7 of the Warehouse III Purchase Agreement shall be in full force and effect, Dart shall have been admitted as a limited partner to Seventy-Fifth Avenue Associates, and:

                          either:

                                  (X)      an order of a court of competent
                          jurisdiction has been entered pursuant to which all such conveyances in Seventy-Fifth Avenue Associates shall have been determined to be binding and enforceable against Seventy-Fifth Avenue Associates and the partners therein in a lawsuit brought by any partner in Seventy-Fifth Avenue Associates (other than RSH) seeking to rescind such conveyance and admission, and the period for appealing such order shall have expired without an appeal having been filed; or

                                  (Y)      the statute of limitations
                          applicable to any lawsuit described in clause (X) above shall have lapsed and no claim with respect thereto shall have been filed and be pending with any court.

                 (d) Bridgeview Warehouse. The Warehouse Reserve shall be reduced in the amount of:

                          (i) $4,200,000 if the Bankruptcy Court shall have entered a Final Order approving the Plan of Reorganization for the Bridgeview Warehouse (as such terms are defined in the Warehouse II Purchase Agreement) in accordance with the requirements of the Warehouse II Purchase Agreement and such Plan of Reorganization shall have been fully implemented in accordance with its terms; or

                          (ii) $4,200,000 if the conditions set forth in the
                 foregoing clause (i) shall have not been satisfied, but RSH shall have caused the execution and delivery of the Lease Amendment for the Bridgeview Warehouse and such Lease Amendment shall be in full force and effect, and either:

                                  (X)       an order of a court of competent
                          jurisdiction has been entered pursuant to which such Lease Amendment shall have been determined to be binding and enforceable against Trak Chicago I in a lawsuit brought by any partner Trak Chicago I (other than RSH) seeking to rescind such Lease Amendment or seeking damages for the portion of such partner's partnership percentage of the amount by which rent payable under the lease has been reduced by such Lease Amendment, and the period for appealing such order shall have expired without an appeal having been filed; or

                                  (Y)      the statute of limitations
                          applicable to any lawsuit described in clause (X) above shall have lapsed and no claim with respect thereto shall have been filed and be pending with any court.

                          (iii) $2,800,000 if the conditions set forth in the
                 foregoing clauses (i) through (ii) shall have not been satisfied, but RSH shall have caused the execution and delivery of the Lease Amendment for the Bridgeview Warehouse and such Lease Amendment shall be in full force and effect, and an order of a court of competent jurisdiction has been entered (A) pursuant to which such Lease Amendment shall have been determined to be binding and enforceable against Trak Chicago I and (B) awarding damages to a partner (other than RSH) not in excess of the portion of such partner's partnership percentage of the amount by which rent payable under the lease has been reduced by such Lease Amendment, and the period for appealing such order shall have expired without an appeal having been filed; or

                          (iv) $2,800,000 if the conditions set forth in the
                 foregoing clauses (i) through (iii) shall have not been satisfied, but the conveyance of the "Remainder Partnership Interest" and the "Remainder Economic Interest" in Trak Chicago I to Dart pursuant to Sections 4 and 12 of the Warehouse II Purchase Agreement and the conveyance of at least one-half of the 66-2/3% of the "Disputed Economic Interest" pursuant to Sections 1 and 7 of the Warehouse III Purchase Agreement shall be in full force and effect, Dart shall have been admitted as a limited partner to Trak Chicago I, and:

                          either:

                                  (X)      an order of a court of competent
                          jurisdiction has been entered pursuant to which all such conveyances shall have been determined to be binding and enforceable against Trak Chicago I and the partners therein in a lawsuit brought by any partner in Trak Chicago I (other than RSH) seeking to rescind such conveyance and admission, and the period for appealing such order shall have expired without an appeal having been filed; or

                                  (Y)      the statute of limitations
                          applicable to any lawsuit described in clause (X) above shall have lapsed and no claim with respect thereto shall have been filed and be pending with any court.

                 (e) Ontario Warehouse. The Warehouse Reserve shall be reduced in the amount of:

                          (i) $6,400,000 if the Bankruptcy Court shall have entered a Final Order approving the Plan of Reorganization for the Ontario Warehouse (as such terms are defined in the Warehouse II Purchase Agreement) in accordance with the requirements of the Warehouse II Purchase Agreement and such Plan of Reorganization shall have been fully implemented in accordance with its terms; or

                          (ii) $6,400,000 if the conditions set forth in the
                 foregoing clause (i) shall have not been satisfied, but RSH shall have caused the execution and delivery of the Lease Amendment for the Ontario Warehouse and such Lease Amendment shall be in full force and effect, and either:

                                  (X)       an order of a court of competent
                          jurisdiction has been entered pursuant to which such Lease Amendment shall have been determined to be binding and enforceable against CP/Ontario in a lawsuit brought by any partner in CP/Ontario (other than RSH) seeking to rescind such Lease Amendment or seeking damages for the portion of such partner's partnership percentage of the amount by which rent payable under the lease has been reduced by such Lease Amendment, and the period for appealing such order shall have expired without an appeal having been filed; or

                                  (Y)      the statute of limitations
                          applicable to any lawsuit described in clause (X) above shall have lapsed and no claim with respect thereto shall have been filed and be pending with any court.

                          (iii) $4,266,667 if the conditions set forth in the
                 foregoing clauses (i) through (ii) shall have not been satisfied, but RSH shall have caused the execution and delivery of the Lease Amendment for the Ontario Warehouse and such Lease Amendment shall be in full force and effect, and an order of a court of competent jurisdiction has been entered
                 (A) pursuant to which such Lease Amendment shall have been determined to be binding and enforceable against CP/Ontario and (B) awarding damages to a partner (other than RSH) not in excess of the portion of such partner's partnership percentage of the amount by which rent payable under the lease has been reduced by such Lease Amendment, and the period for appealing such order shall have expired without an appeal having been filed; or

                          (iv) $4,266,667 if the conditions set forth in the
                 foregoing clauses (i) through (iii) shall have not been satisfied, but the conveyance of the "Remainder Partnership Interest" and the "Remainder Economic Interest" in CP/Ontario to Dart pursuant to Sections 4 and 12 of the Warehouse II Purchase Agreement shall be in full force and effect, Dart shall have been admitted as a limited partner to CP/Ontario and:

                          either:

                                  (X)      an order of a court of competent
                          jurisdiction has been entered pursuant to which the conveyance of the "Remainder Partnership Interest" and the "Remainder Economic Interest" in CP/Ontario shall have been determined to be binding and enforceable against CP/Ontario and the partners therein in a lawsuit brought by any partner in CP/Ontario (other than RSH) seeking to rescind such conveyance and admission, and the period for appealing such order shall have expired without an appeal having been filed; or

                                  (Y)      the statute of limitations
                          applicable to any lawsuit described in clause (X) above shall have lapsed and no claim with respect thereto shall have been filed and be pending with any court.

The Warehouse Reserve relating to any Warehouse Property shall cease to exist at the time any of the conditions set forth above with respect to such Warehouse Property are satisfied; provided, however, that the amount of the Warehouse Reserve required at any time shall be equal to $31.0 million, less the amount of any payments received by any of the Dart Parties with respect to any Warehouse Property or Warehouse Partnership in accordance with Section 7.1(b). The Warehouse Reserve shall cease to exist at such time as the total value of reductions to this Section 7.2 shall equal or exceed $31.0 million.

                 7.3      Acquisition of Warehouse Partnership Interests.

                 (a) Warehouse Funds shall be applied from time to time to the acquisition of the interests in the Warehouse Partnerships when (i) the "Closing" (as defined in the Warehouse I Purchase Agreement and Warehouse II Purchase Agreement) with respect to such Warehouse Partnership can occur in accordance with Sections 9 and 11 of the Warehouse I Purchase Agreement and Sections 10 and 12 of the Warehouse II Purchase Agreement, as the case may be, and (ii) the Warehouse Funds equal or exceed the consideration allocated to the "Remainder Partnership Interests" and "Remainder Economic Interests" in the Warehouse Partnerships (as set forth on Exhibit M; the "Allocations") with respect to which interests are being purchased.

                 (b) On the Termination Date the "Remainder Partnership Interests" and "Remainder Economic Interests" which have not been conveyed prior to the Termination Date shall, to the extent legally possible, be conveyed at a "Closing" for the lesser of (i) the Allocations with respect to the "Remainder Partnership Interests" and "Remainder Economic Interests" in the Warehouse Partnerships being purchased on the Termination Date and (ii) the amount of the Warehouse Funds on the Termination Date.

                 (c) To the extent all or any portion of the Warehouse Reserve is releasable under the terms of this Agreement and Warehouse Funds are on deposit in the C-M Escrow Account, notwithstanding any other conditions to the contrary contained in the Warehouse Purchase Agreements, such Warehouse Funds shall be paid to RSH as the Allocation for the interests in the Warehouse Partnership with respect to which the Warehouse Reserve has been released; provided, however, that RSH shall continue to be obligated to perform all his obligations under the Warehouse Purchase Agreements.

                   ARTICLE 8.  RELEASE OF ESCROW FUNDS TO RSH


                 8.1 RSH Escrow Release. Funds held in the RSH Escrow Account shall be paid to RSH, and released from the Lien under the Settlement Documents, on the earlier to occur of (i) the date which is 30 months after the date on which $5.0 million was first on deposit in the RSH Escrow Account, (ii) the date on which the Reserved Obligation described under Section 4.1(a)(iv) shall cease in its entirety to be a Reserved Obligation pursuant to Section 4.1(b)(iv) and (iii) the date on which any such funds become RSH Available Funds.

                 8.2 C-M Escrow Release. (a) When and to the extent RSH Available Funds become available under the terms of this Agreement, such funds shall be released to RSH as provided in the Escrow Agreement. The first $16.0 million of RSH Available Funds and other RSH Available Funds after the Warehouse Funds have been delivered pursuant to Section 8.2(b) (the "Settlement Funds") shall be released to RSH in consideration of the deliveries of RSH pursuant to Section 1.1 of the Settlement Agreement. Upon such release, such funds shall no longer be collateral for any of the Obligations.

                 (b) When and to the extent there are Warehouse Funds that become available under the terms of this Agreement, such amounts shall be released to RSH as provided in the Escrow Agreement in satisfaction of the obligations of Dart under the terms and conditions of the Warehouse Purchase Agreements. It is understood and agreed that the purchase price due and payable under the Warehouse Purchase Agreements may be reduced as provided in
Section 7.3. Upon such release, such funds shall no longer be collateral for any of the Obligations.


                          ARTICLE 9. TERMINATION DATE


                 9.1 Termination Date Acquisition. In the event any Property or Joint Venture remains unsold on the Termination Date, then on the Termination Date Cabot-Morgan shall immediately become the managing general partner of any Joint Venture organized as a general partnership and the sole general partner of any Joint Venture organized as a limited partnership and shall have the right to sell any unsold Property or Joint Venture pursuant to the procedures set forth in Section 4.04 of each JV Agreement without the consent of RSH, the CP/Partnerships or any other partner in such Joint Ventures.

                 9.2 Termination Date. (a) On the Termination Date Escrow Funds equal in amount to the amount of unpaid Obligations due and payable as of the Termination Date shall be released to Dart for payment of such Obligations. After the Termination Date Escrow Funds received upon any sale of the Properties pursuant to

Section 9.1 shall be deposited into the Escrow Accounts and shall be released as provided in Section 9.2(b).

                 (b) After the Termination Date Escrow Funds shall be released: (i) to Dart in accordance with Section 6.1; or (ii) to RSH in accordance with Article 8.

                 (c) In the event that on or after the Termination Date the Warehouse Reserve continues to exist and no action or proceeding is pending, or no period remains in which to appeal an order, with respect to the Warehouse Reserve established with respect to any Warehouse Property, Escrow Funds equal in amount to the Warehouse Reserve for such Warehouse Property shall be released to RSH.

                 (d) After the Termination Date RSH may substitute for the Retained Distributions a letter of credit, bond or other form of security, in each case in form and substance satisfactory to the Dart Parties, as security for the remaining Reserved Obligations.


                             ARTICLE 10. COVENANTS


                 10.1 Further Assurances. RSH and the Dart Parties each shall execute and deliver, and RSH shall cause to be executed and delivered, promptly such additional documents, assignments, certificates and instruments as the other party to this Agreement may reasonably request in order to effectuate more effectively the transactions contemplated by the Master Agreement Documents.

                 10.2 No Voluntary Bankruptcy of RSH. RSH covenants to the Dart Parties that none of RSH, the RSH Entities, the Joint Ventures, the Greenbriar Limited Partnerships or the CP/Partnerships has the present intention to do any of the following: (i) apply for, or consent in writing to, the appointment of a receiver, trustee or liquidator; (ii) file a voluntary petition seeking relief under the U.S. Bankruptcy Code, or be unable, or admit in writing his or its inability, to pay his or its debts as they become due; or
(iii) make a general assignment for the benefit of creditors.

                 10.3 Joint Ventures. (a) So long as Cabot-Morgan remains a partner in the Joint Ventures (including any successor to any Joint Venture), RSH will not take, or will not cause to be taken, any action requiring the consent of partners pursuant to Section 4.03 of each JV Agreement, unless consented to in advance in writing by Cabot-Morgan, which consent shall not be unreasonably withheld.

                 (b) RSH on behalf of himself and the CP/Partnerships hereby irrevocably waives any rights granted to the CP/Partnerships under any Joint Venture Agreement of the Joint Ventures, as in effect prior to amendment and restatement pursuant to the JV Agreements, which would arise as a consequence of any "change of control" (as such term is defined in the respective Joint Venture Agreements as in effect prior to the consummation of the transactions contemplated by this Agreement) of Cabot-Morgan.

                 10.4 Specific Performance. The Dart Parties and RSH each acknowledge and agree that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the Dart Parties and RSH, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance (including temporary restraining orders) of this Agreement in any action instituted in the Delaware Court of Chancery or the United States District Court for the District of Delaware, or, in the event neither of said courts would have jurisdiction over such action, in any court of the United States or any state having subject matter jurisdiction. The Dart Parties and RSH each consent to personal jurisdiction in any such action brought in the Delaware Court of Chancery or the United States District Court for the District of Delaware.

                 10.5 Reporting Covenants. On or before September 1 of each year RSH shall deliver or cause to be delivered to Dart an Affidavit of Financial Condition of RSH, in form and substance substantially similar to, and prepared on a basis consistent with the accounting procedures applied in, the Affidavit of Financial Condition delivered by RSH to Dart in connection with the entering into of the Settlement Agreement and the other Settlement Documents.


                           ARTICLE 11. MISCELLANEOUS


                 11.1 Expenses. Except as otherwise provided in the Settlement Documents, the parties shall pay their own respective expenses incurred in connection with this Agreement and the transactions hereunder, including, without limitation, any sales, transfer or other similar taxes and fees for accountants and attorneys.

                 11.2 Calculation of Amounts. The amount of Retained Distributions, Escrow Funds, Reserved Obligations, Obligations, Liquidated Reserved Obligations, Attributed Interest, Warehouse Reserve, Cabot-Morgan Retention, RSH Available Funds, the amounts to be placed in the RSH Escrow Account pursuant to Section 3.1 or other amounts calculated pursuant to this Agreement shall be calculated by Dart (i) as of the last day of each calendar quarter, (ii) as of any other date determined by Dart or (iii) as of the date Dart receives any notice from RSH requesting that a calculation be made following events (other than accrual of interest) which RSH believes would result in RSH Available Funds. The amounts so calculated, and any related backup documentation, shall be delivered by Dart to RSH (the "Dart Calculation Notice") within ten business days after the date of calculation and RSH shall have fifteen business days after delivery of such notice in which to agree to or dispute any such calculation (such calculation to be deemed final and binding if not disputed by RSH within such time period) (the "RSH Calculation Notice"). In the event Dart and RSH cannot agree on any such calculation or Dart fails to deliver a calculation requested by RSH, the determination of the calculation may be referred by either Dart or RSH to an accounting firm of nationally-recognized standing agreed upon by Dart and RSH. In the event Dart and RSH fail to mutually agree on an accounting firm within thirty days of the date Dart delivered notice of the calculations to RSH, then at the end of such period each of Dart and RSH shall designate an accounting firm of nationally-recognized standing and shall deliver notice of such designation to the other party. If either party fails to so designate an accounting firm, the accounting firm which is timely designated shall determine such calculation.
If each party has timely designated an accounting firm, such accounting firms shall jointly designate within ten days a third accounting firm of nationally-recognized standing to determine such calculation. The determination of the accounting firm designated in accordance with the preceding procedure shall be final and binding on the parties hereto and shall be delivered to the parties hereto (the "Final Calculation Notice") and the Escrow Agent. The amount of Escrow Funds, if any, which are determined to be payable in accordance with Article 6, Article 8 or Article 9 shall be disbursed as provided in the Escrow Agreement.

                 11.3 Cross Default. The Settlement Agreement, this Agreement and the other Settlement Documents constitute one integrated whole. RSH agrees that a material breach under any of the Settlement Documents by RSH, any RSH Obligor or any partnership (general or limited), limited liability company or corporation controlled by RSH shall constitute a material breach under each other Settlement Document including this Agreement. The Dart Parties agree that a material breach under any of the Settlement Documents by Dart, Cabot-Morgan or any partnership (general or limited), limited liability company or corporation controlled by Dart shall constitute a material breach under each other Settlement Document including this Agreement.

                 11.4 Reinstatement; Liens. This Agreement and the Obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance by RSH or any other RSH Obligor of the Obligations, or any part thereof (including the receipt of any collateral or proceeds thereof), pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. RSH and the other RSH Obligors shall not contest or support any other natural person, partnership, limited liability company, corporation, joint venture, trust, estate, joint-stock company, unincorporated organization or government, or any agency or political subdivision thereof (a "Person"), in contesting, in any actions or proceedings, the priority or validity of any Lien or other claim in any collateral or other interest granted under any Settlement Document by RSH or any RSH Obligor to Dart, Cabot-Morgan or any escrow agent, bailee or collateral agent of any of them.

                 11.5      Initial Recourse to Collateral.

                 (a) Notwithstanding any of the provisions of the Settlement Documents, but subject to the limitations and conditions set forth in this Section, Dart and Cabot-Morgan hereby agree that upon the occurrence of any Event of Default (other than an Event of Default under paragraphs 8.e. and f. of the Promissory Notes) Dart and Cabot-Morgan will attempt to satisfy the Obligations from the collateral granted under the Settlement Documents for the Obligations (the "Collateral") prior to seeking judgment personally against RSH or any of RSH's assets other than the Collateral; provided, however, that the personal liability of RSH shall be limited as and to the extent provided in the $37 Million Note and the $27.4 Million Note. In the event that Dart or Cabot-Morgan are "prevented from enforcing" (as defined below) any rights or remedies with respect to the Collateral or, after enforcing such rights and remedies, any Obligations remain unpaid, then Dart and Cabot-Morgan shall be entitled to enforce any claim for the Obligations (including a deficiency claim) against RSH personally or against any or all of RSH's assets.

                 (b) For purposes of this Section "prevented from enforcing" shall mean (i) the filing of any claim or commencement of any proceeding by RSH or any RSH Obligor asserting a defense to any Obligation or to the enforcement of any right or remedy granted under the Settlement Documents with respect to the Obligations, (ii) the filing of any claim or commencement of any proceeding by any other Person (A) seeking to prevent the enforcement of any right or remedy granted under the Settlement Documents with respect to the Obligations or (B) asserting any claim or interest in any of the Collateral, including the commencement of any bankruptcy, insolvency or other creditor's proceeding described as an Event of Default under paragraphs 8.e. and f. of the Promissory Notes, or (iii) the failure of Dart and/or Cabot-Morgan to sell or otherwise dispose of, for cash or such other consideration as is permitted by the applicable Settlement Document, any of the Collateral within six months after Dart or Cabot-Morgan has commenced a private or public sale of the Collateral pursuant to the terms of the Settlement Document pursuant to which a Lien has been granted (whether as a consequence of the auction or other sale proceeding failing to result in bids for unsold Collateral or the failure of a successful bidder in any such proceeding to perform under such bid or otherwise). This Section shall not impose upon Dart or Cabot-Morgan any other duties with respect to the custody or disposition of any Collateral other than as and to the extent provided in the Settlement Document pursuant to which a Lien is granted in such Collateral. In the event RSH shall become a "debtor" under any proceeding under the U.S. Bankruptcy Code (11 U.S.C. Section 101 et seq.), as amended from time to time, or any successor statute, the provisions of this Section shall cease to be in effect and Dart and Cabot-Morgan shall be entitled to assert and prove any claim against RSH to the full extent of the Obligations without any limitation.

                 11.6 Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or by facsimile (answerback required) as follows, unless any such address is changed by notice hereunder:

                 If to the Dart Parties:

                                           Dart Group Corporation
                                           3300 75th Avenue
                                           Landover, Maryland 20785
                                           Attn:  President
                                                     and
                                           Attn:  Corporate Secretary
                                           Facsimile:  301-733-2707

                 with copies to:

                                           Stephen J. Brogan, Esq.
                                           Jones, Day, Reavis & Pogue
                                           1450 G Street, N.W.
                                           Washington, D.C.  20005
                                           Facsimile: 202-737-2832

                 If to RSH:

                                           Mr. Ronald S. Haft
                                           2435 California Street, N.W.
                                           Washington, D.C.  20008
                                           Facsimile: 202-833-3013
                 with a copy to:

                                           Stuart M. Grant, Esq.
                                           Blank, Rome, Comisky & McCauley
                                           1220 Market Street
                                           8th Floor
                                           Wilmington, DE  19801
                                           Facsimile:  302-425-6464


                 11.7 Governing Law. This Agreement, and the documents and instruments delivered pursuant hereto, except as otherwise provided therein, shall be construed in accordance with and governed by the laws of the State of Delaware.

                 11.8 Survival of Representations and Warranties. The covenants, agreements, representations and warranties of the parties hereto made in this Agreement shall survive the closing of the transactions contemplated hereby.

                 11.9 Amendments. This Agreement may be amended only by a written agreement executed by the parties hereto.

                 11.10 Entire Agreement. This Agreement (including the Exhibits hereto) and the other Settlement Documents set forth the entire understanding of the parties hereto and supersede all prior agreements between them with respect to the subject matter hereof and all prior negotiations between the parties are merged in this Agreement and the other Settlement Documents, and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as herein set forth.

                 11.11 Severability. If this Agreement or any other Settlement Document or any one or more of the provisions contained in this Agreement or any other Settlement Document, should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all remaining provisions shall not in any way be affected or impaired.

                 11.12 Binding Effect. This Agreement, and the documents and instruments delivered pursuant hereto, shall inure to the benefit of, and shall be binding upon, their respective heirs, executors, administrators, successors (including any representative, executor or administrator of RSH's estate) and assigns of the parties.

                 11.13 Waiver. No waiver of any of the provisions of this Agreement or any other agreement referred to herein shall be valid unless in writing and signed by the party against whom it is sought to be enforced. The waiver by any party hereto of any matter provided for herein shall not be deemed to be a waiver of any other matter provided for herein.

                 11.14 Exhibits and Schedules. The Exhibits attached to this Agreement are incorporated herein and shall be part of this Agreement for all purposes.

                 11.15 Headings. The headings in this Agreement, and the headings in the Exhibits hereto, are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement. Unless otherwise specified, references in this Agreement to Sections or Exhibits are references to Sections of, or Exhibits to, this Agreement.

                 11.16 Appointment as Agent for Cabot-Morgan. Cabot-Morgan hereby (i) designates and appoints Dart to act as Cabot-Morgan's agent, bailee and collateral agent for purposes of perfecting any pledge and assignment of collateral under the Settlement Documents and (ii) authorizes Dart to exercise any and all rights, powers and remedies of Cabot-Morgan under the Settlement Documents on behalf of Cabot-Morgan. In furtherance of the foregoing authorization Dart is authorized to designate and appoint any agent, bailee or collateral agent on behalf of Dart and Cabot-Morgan, as Dart in its discretion determines necessary or appropriate.

                 11.17 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, RSH, Dart and Cabot-Morgan have executed, or have caused this Agreement to be executed on their behalf, on the date first above written.



                                        /s/ Ronald S. Haft
                                        ----------------------------------------
                                        RONALD S. HAFT

                                        DART GROUP CORPORATION



                                        By:/s/ Robert A. Marmon
                                           -------------------------------------
                                             Name:
                                             Title:

                                        CABOT-MORGAN REAL ESTATE COMPANY



                                        By:/s/ Robert A. Marmon
                                           -------------------------------------
                                             Name:
                                             Title:

                                  EXHIBIT A-1


                              THE CP/PARTNERSHIPS


         1. CP/Greenbriar Office Investments Limited Partnership, a Virginia limited partnership.

         2. CP/Greenbriar Retail Investments Limited Partnership, a Virginia limited partnership.

         3. Combined Properties/Greenway Center Limited Partnership, a District of Columbia limited partnership.

         4. Combined Properties/Briggs Chaney Plaza Limited Partnership, a District of Columbia limited partnership.

         5.  CP/Bull Run Limited Partnership, a Maryland limited partnership.

                                  EXHIBIT A-2


                    CP/PARTNERSHIP INTERESTS CLAIMED BY RSH




         1. CP/Greenbriar Office Investments Limited Partnership: thirty-three percent (33%) personally as a limited partner.

         2. CP/Greenbriar Retail Investments Limited Partnership: thirty-three percent (33%) personally as a limited partner.

         3. Combined Properties/Greenway Center Limited Partnership: one percent (1%) personally as a general partner; and thirty-two and one-third percent (32-1/3%) personally as a limited partner.

         4. Combined Properties/Briggs Chaney Plaza Limited Partnership: one percent (1%) personally as a general partner; and ninety-seven percent (97%) personally as a limited partner.

         5. CP/Bull Run Limited Partnership: ninety-seven and six-one hundredths percent (97.06%) personally as a limited partner.

                                  EXHIBIT A-3


                    RSH ENTITIES AND RSH ENTITIES' INTERESTS


RSH ENTITIES

         1.      CP/Greenbriar Office, Inc., a Virginia corporation.

         2. CP Properties Holdings Limited Partnership, a Delaware limited partnership.

         3.      CP/Greenbriar Retail, Inc., a Virginia corporation.

         4.      CP Holdings MD, Inc., a Virginia corporation.

         5.      HCP Partner MD, Inc., a Delaware corporation.

         6.      Bull Run, Inc., a Maryland corporation.

         For all purposes of this Agreement JV Management, L.L.C., a Delaware limited liability company, shall be included in the term "RSH Entity".

RSH ENTITIES INTERESTS


         1.  CP/Greenbriar Office Investments Limited Partnership:

                 (a) CP/Greenbriar Office, Inc., a Virginia corporation, claims ownership of a one percent (1%) general partner interest.

                 (b) CP Properties Holdings Limited Partnership, a Delaware limited partnership, claims ownership of a sixty-six percent (66%) limited partner interest.

         2.  CP/Greenbriar Retail Investments Limited Partnership:

                 (a) CP/Greenbriar Retail, Inc., a Virginia corporation, claims ownership of a one percent (1%) general partner interest.

                 (b) CP Properties Holdings Limited Partnership, a Delaware limited partnership, claims ownership of a sixty-six percent (66%) limited partner interest.

         3. Combined Properties/Greenway Center Limited Partnership: CP Properties Holdings Limited Partnership, a Delaware limited partnership, claims ownership of a sixty-six and two-thirds percent (66-2/3%) limited partner interest.

         4.  Combined Properties/Briggs Chaney Plaza Limited Partnership:

                 (a) CP Holdings MD, Inc., a Virginia corporation, claims ownership of a one percent (1%) limited partner interest.

                 (b) HCP Partner MD, Inc., a Delaware corporation, claims ownership of a one percent (1%) limited partner interest.

         5. CP/Bull Run Limited Partnership: Bull Run, Inc., a Maryland corporation, claims ownership of a two and ninety four-one hundredths percent (2.94%) general partner interest.

                                  EXHIBIT A-4


                                 JOINT VENTURES

         1. CM/CP Greenbriar Office Joint Venture, a Delaware general partnership between Cabot-Morgan and CP/Greenbriar Office Investments Limited Partnership (Greenbriar Corporate Center in Fairfax County, Virginia). CM/CP Greenbriar Office Joint Venture owns a 99.9999% interest in Combined Properties/Greenbriar Office Limited Partnership, a District of Columbia limited partnership which owns the Property set forth on Exhibit B attributable to CM/CP Greenbriar Office Joint Venture.

         2. CM/CP Greenbriar Retail Joint Venture, a Delaware general partnership between Cabot-Morgan and CP/Greenbriar Retail Investments Limited Partnership (Greenbriar Town Center in Fairfax County, Virginia). CM/CP Greenbriar Retail Joint Venture owns a 99.999% interest in Combined Properties/Greenbriar Limited Partnership, a District of Columbia limited partnership which owns the Property set forth on Exhibit B attributable to CM/CP Greenbriar Retail Joint Venture.

         3. CM/CP Greenway Center Joint Venture, a Delaware general partnership between Cabot-Morgan and Combined Properties/Greenway Center Limited Partnership (Greenway Shopping Center in Prince George's County, Maryland).

         4. CM/CP Briggs Chaney Plaza Joint Venture, a Delaware general partnership between Cabot-Morgan and Combined Properties/Briggs Chaney Plaza Limited Partnership (Briggs Chaney Plaza in Montgomery County, Maryland).

         5. CM/CP Bull Run Joint Venture, a Delaware general partnership between Cabot-Morgan and CP/Bull Run Limited Partnership (Bull Run Plaza in Prince William County, Virginia).


CM/CP Greenbriar Office Joint Venture and CM/CP Greenbriar Retail Joint Venture are sometimes referred to herein as the "Greenbriar Joint Ventures" and Combined Properties/Greenbriar Office Limited Partnership and Combined Properties/Greenbriar Limited Partnership are sometimes referred to herein as the "Greenbriar Limited Partnerships". Combined Properties/Greenbriar Office Limited Partnership, Combined Properties/Greenbriar Limited Partnership, CM/CP Greenway Center Joint Venture, CM/CP Briggs Chaney Plaza Joint Venture and CM/CP Bull Run Joint Venture are sometimes referred to herein as the "Property Owning Entities".

                                  EXHIBIT A-5


            OWNERSHIP OF CP/PARTNERSHIPS ALLEGED BY HERBERT H. HAFT




                   CP/PARTNERSHIP                                INTERESTS
                   --------------                                ---------
  1.  CP/Greenbriar Office                           CP/Greenbriar Office, Inc.
      Investments Limited                                1% general partner interest
      Partnership                                    HHH
                                                        33% limited partner interest
                                                     RSH
                                                        66% limited partner interest


  2.  CP/Greenbriar Retail                           CP Greenbriar Retail, Inc.
      Investments Limited                                1% general partner interest
      Partnership                                    HHH
                                                        33% limited partner interest
                                                     RSH
                                                        66% limited partner interest


  3.  Combined Properties/                           HHH
      Greenway Center                                   0.50% general partner interest
      Limited Partnership                            RSH
                                                        1.50% general partner interest
                                                     HHH
                                                        32.83% limited partner interest
                                                     RSH
                                                        65.16% limited partner interest


  4.  Combined Properties/                           HHH
      Briggs Chaney Plaza                               0.50% general partner interest
      Limited Partnership                            RSH
                                                        1.50% general partner interest
                                                     HHH
                                                        32.83% limited partner interest
                                                     RSH
                                                        65.16% limited partner interest


  5.  CP/Bull Run Limited                            Bull Run, Inc.
      Partnership                                        1% general partner interest
                                                     HHH
                                                        33% limited partner interest
                                                     RSH
                                                        66% limited partner interest

                                   EXHIBIT B


                                 THE PROPERTIES

         1. Combined Properties/Greenbriar Office Limited Partnership is the owner of fee simple title to the property known as Greenbriar Corporate Center in Fairfax County, Virginia.

         2. Combined Properties/Greenbriar Limited Partnership is the owner of fee simple title to the property known as Greenbriar Town Center in Fairfax County, Virginia.

         3. CM/CP Greenway Center Joint Venture is the owner of fee simple title to the property known as Greenway Shopping Center in Prince George's County, Maryland.

         4. CM/CP Briggs Chaney Plaza Joint Venture is the owner of fee simple title to the property known as Briggs Chaney Plaza in Montgomery County, Maryland.

         5. CM/CP Bull Run Joint Venture is the owner of fee simple title to the property known as Bull Run Plaza in Prince William County, Virginia.


As used in this Agreement, the "Properties" shall include:

                 All improvements, structures and fixtures now constructed and completed or under construction with respect to and situated on the land described on Exhibits B-1 to B-5, inclusive (the "Land"), including (without limitation) all buildings or other improvements located thereat (herein collectively referred to as the "Improvements").

                 All rights of the Property Owning Entities under all leases to which any of the Property Owning Entities is a party or has an interest and covering any portion of the Land and all security deposits, contract rights, licenses, permits, certificates and all other intangible rights which are owned by the Property Owning Entities and which are appurtenant to the Land and/or the Improvements, including (without limitation) all names, marks, trade names, trademarks and telephone numbers and listings which are used exclusively by any Property Owning Entity in connection with the operation of the Land or Improvements.

                 All equipment, machinery, automobiles, furniture, fixtures and all other tangible personal property now owned by the Property Owning Entities and situated on the Land or used or to be used in connection therewith or with the Improvements.